Exhibit 21
                                                                      ----------


                         SUBSIDIARIES OF COPYTELE, INC.
                         ------------------------------

Name of Company and Name Doing Business             Jurisdiction of Organization
---------------------------------------             ----------------------------

CopyTele International Ltd.                         British Virgin Islands

CopyTele Marketing Inc.                             British Virgin Islands